EXHIBIT 24.1

POWER OF ATTORNEY OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors of The Gap, Inc. (the “Company”) hereby constitutes and appoints Paul S. Pressler and Lauri M. Shanahan each of them with power to act alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (File No. 333-59292) (the “Form S-8”), and any and all other amendments of the Form S-8, including post-effective amendments, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he or she might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his or her substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors have signed their names hereto as of this 18th day of July, 2006.

/s/ Howard P. Behar Howard P. Behar

/s/ Adrian D. P. Bellamy Adrian D. P. Bellamy

/s/ Domenico De Sole Domenico De Sole

/s/ Donald G. Fisher Donald G. Fisher

/s/ Doris F. Fisher Doris F. Fisher

/s/ Robert J. Fisher Robert J. Fisher

/s/ Penelope L. Hughes Penelope L. Hughes

/s/ Bob L. Martin Bob L. Martin

/s/ Jorge P. Montoya Jorge P. Montoya

/s/ Paul S. Pressler Paul S. Pressler

James M. Schneider

/s/ Mayo A. Shattuck III Mayo A. Shattuck III

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